THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN MAY BE MADE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                SUBORDINATED NOTE

$1,400,000

                                                              New York, New York
                                                         As of December 18, 1997

      FOR  VALUE  RECEIVED,   MDNY  HEALTHCARE  INC.,  a  New  York  corporation
("Borrower"), hereby promises to pay to the order of CATHOLIC HEALTH CARE NETWORK OF LONG ISLAND INC., a New York corporation ("Lender"), the principal sum of ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000) (the "Loan") on the date and subject to the conditions specified in the Loan Agreement (as defined below). Borrower further promises to pay interest on the principal amount of the Loan outstanding from time to time at the adjustable interest rate specified in the Loan Agreement, payable at the times and subject to the conditions specified in the Loan Agreement.

      1. Certain Defined Terms. As used in this Note, the following capitalized terms shall have the following meanings:

      "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

      "Holdings" means MDNY Holdings, LLC, a New York limited liability company.

      "Loan Agreement" means the Section 1307 Loan Agreement, dated as of December 18, 1997, between Lender and Borrower.

      "Merger" means those several merger transactions as a result of which Holdings will be at the effective time thereof, the holder of all of .the^ issued and outstanding shares of the capital stock of Borrower, all as contemplated by that certain Agreement and Plan of Merger, dated as of December 18, 1996, among Long Island Physician Holdings Corporation, Holdings and MDNY Holdings Delaware, Inc.

      "SCDs" means the series of Subordinated Convertible Debentures of Borrower in an aggregate original principal amount of up to $10 million, as contemplated to be authorized, offered and issued by that certain Memorandum of Understanding, dated December _, 1997, between Long Island Physician Holdings Corporation and Lender.

      "Superintendent" means the Superintendent of Insurance of the Stale of New York.

      2. Section 1307 Loan.

            a. This Note is the promissory note contemplated by Section 9 of the Loan Agreement, evidences me indebtedness of Borrower to Lender under the Loan Agreement in respect of the Loan and is entitled to the benefits of, and is subject to the conditions set forth in, the Loan Agreement.

            b. The Loan Agreement, among other things, requires the prior approval of the Superintendent prior to repayment of any portion of the principal amount of, and payment of any portion of accrued interest on, the Loan. Not later than five Business Days prior to each due dale for any principal or interest payment in respect of the Loan, and immediately upon the request of Lender following an Event of Default, Borrower shall make application to the Superintendent for approval of the payment then due and owing to Lender. If the Superintendent shall withhold its approval to the making of such payment, Borrower shall reapply for such approval, until received, at each such time as Borrower or Lender may reasonably believe that Borrower's financial position is such that the Superintendent would grant its approval.

            c. Any payment of principal or interest in respect of the Loan that is not paid on the due date therefor, by reason of the Borrower's failure to obtain the Superintendent's approval thereof or for any other reason, shall accrue interest at the rate specified in the Loan Agreement until the lime at which such payment is made.

            d. This Note contains provisions which are supplemental to the provisions contained in the Loan Agreement. If and to the extent of any conflict between the provisions of this Note and the express provisions of the Loan Agreement, the provisions of the Loan Agreement shall control.

      3. SCD Exchange Right. In the event that Borrower shall commence an offering of SCDs, Lender shall have the right (the "Exchange Right"), exercisable at its sole option, to exchange this Note, in whole or part, for one or more SCDs, in accordance with the following:

            a. Promptly following the commencement by Borrower of its offering of SCDs, Borrower shall give a written notice thereof to Lender (the "Trigger Notice"), which notice shall also set forth the original issue price at which each $100 of face amount of SCDs is being offered by Borrower (the "Original Issue Price"). Within 15 days of its receipt of the Trigger Notice. Lender shall give a written notice to Borrower (the "Election Notice") specifying whether it elects to exercise its Exchange Right and. if so, the principal amount of this Note as to which it is exercising the Exchange Right (the "Exchanged Debt"). Failure by Lender to timely give an Election Notice shall be deemed a waiver by Lender of its Exchange Right. If Lender exercises its Exchange Right by timely delivery to Borrower of the Election Notice, Borrower shall not issue or sell any SCDs to any other purchaser thereof unless and until the consummation of the Exchange Right shall have taken place in accordance with subsection b. below; and

            b. If Lender exercises its Exchange Right by timely delivery to Borrower of the Election Notice, then, on the tenth Business Day following the date on which the Election Notice is deemed delivered pursuant to Section 6 hereof (the "Exchange Date"). Borrower shall deliver to Lender: (i) one or more duly issued SCDs having an aggregate original principal amount equal to the product of (x) the principal amount of the Exchanged Debt and (y) the quotient obtained by dividing 100 by the Original Issue Price; (ii) payment of all accrued and unpaid interest through the Exchange Date in respect of the principal amount of the Exchanged Debt (if and to the extent then permitted pursuant to the terms of the Loan Agreement); and (iii) if Lender has not exercised the Exchange Right as to me entirety of the `then outstanding principal balance of this Note, a Note, of like tenor with this Note, equal to the principal balance of this Note as to which Lender has not exercised its Exchange Right; provided, however, that Borrower shall not be obligated to Issue any SCDs to Lender until this Note is tendered for exchange to Borrower.

      4. Automatic Exchange Upon Merger. Lender, Borrower and Holdings hereby agree that, immediately following me effectiveness of the Merger, Lender shall tender this Note to Holdings and Holdings shall deliver to Lender, in exchange for this Note, a duly executed note of Holdings (the "Holdings Note"), of like tenor with this Note (by incorporating herein such of the provisions of the Loan Agreement as relate to the financial terms of the Loan and such other provisions as may apply to a note issued by Holdings), but without any provision corresponding to this Section 4 and with such other modifications as are necessary to reflect Holdings as the maker of the Holdings Note. The Holdings Note shall have an original principal amount equal to the outstanding principal balance of this Note as of the date of exchange and shall reflect the obligation of Holdings to pay to Lender all interest on this Note that has accrued and remains unpaid hereunder as of the date of exchange. Holdings further agrees that, upon receipt of this Note from Lender, Holdings shall forgive the indebtedness of Borrower evidenced thereby and shall remit this Note to Borrower for cancellation. Holdings is executing this Note at the foot hereof to evidence its agreement to be bound and observe the provisions of this Section 4.

      5. Events of Default. The occurrence and continuation of any one of the following events ("Event of Default") shall constitute a default hereunder: (i) Borrower shall fail to make any payment required by this Note within 5 days of the date it is due (other than as a result of the refusal of the Superintendent to approve such payment) (ii) Holdings shall fail to issue to Lender the Holdings Note upon the effectiveness of the Merger, as required pursuant to
Section 4 hereof; or (iii) Borrower makes an assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of any receiver or trustee for it or any substantial part of its property, commences any proceeding relating to Borrower under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect or there is commenced against Borrower any such proceeding which remains undismissed for sixty (60) days, or Borrower by any act indicates consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver or trustee for it or any substantial part of its property, or suffers any such receivership or trusteeship to continue undischarged for sixty (60) days.

      If an Event of Default occurs and is continuing, then, at the option of Lender, the entire unpaid principal balance of, and all accrued and unpaid interest on, this Note shall, upon written notice from Lender to Borrower, become immediately due and payable. The rights, remedies, powers and privileges provided for herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      6. Notices. Unless otherwise provided herein, all notices, requests, demands and other communications pursuant to this Note shall be in writing, delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, addressed as follows: (i) if to Lender, to it at One Huntington Quadrangle, Suite 4C04, Melville, New York 11747, Attention: Chief Financial Officer - Terry Daly; or (ii) if to Borrower, to it at One Huntington Quadrangle, Suite 4C01, Melville, New York 11747. Any notice, request, demand or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or commercial messenger service to such party at its address specified above, or, if sent by certified or registered mail, return receipt requested, on the third Business Day after the day deposited in the mail, postage prepaid.

      7. Miscellaneous.

            a. This Note shall not be prepayable, either in whole or in part.

            b. No waiver by Lender of any default shall be effective unless in writing, nor shall it operate as a waiver of any other default or of the same default on a future occasion. No delay or omission by Lender in exercising any of its rights, remedies, powers and privileges hereunder or at law and no course of dealing between Lender and Borrower or any other person shall be deemed a waiver by Lender of any of such rights, remedies, powers and privileges even if such delay or omission is continuous or repealed, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender.

            c. Borrower hereby waives presentment, demand, protest and notice of any kind (including notice of presentment, demand, protest, dishonor and nonpayment).

            d. If this Note shall be mutilated, lost, stolen or destroyed. Borrower shall execute and deliver, in exchange and substitution for and upon cancellation of this Note (if mutilated), or in lieu of or in substitution for this Note (if lost, stolen or destroyed), a new Note for the principal amount of this Note but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to Borrower.

            e. Each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

            f. This Note shall be binding upon Borrower and its successors and permitted assigns and shall inure to the benefit of Lender, its legal representatives, successors and permitted assigns.

            g. This Note shall be governed by and construed and enforced in accordance with Section 1307 of the New York Insurance Law and, to the extent not inconsistent therewith, other applicable laws of the State of New York, without giving effect to principles of conflicts of laws. This Note may not be changed orally, hut only by an instrument in writing executed by the parties hereto.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date first written above.

                                            MDNY HEALTHCARE, INC.
                                            Borrower

                                            By: /s/
                                                -------------------------------
                                                Name:
                                                Title: CEO

SOLELY FOR PURPOSES OF SECTION 4:

MDNY HOLDINGS, LLC

By: /s/
    ------------------------------
    Name:
    Title:  CEO